UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2012

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2012, Hubbell Incorporated (the "Company") announced the promotion of Mr. David G. Nord to the position of President and Chief Operating Officer of the Company, effective immediately. Mr. Nord succeeds Timothy H. Powers as the Company’s President, and Mr. Powers will remain the Company’s Chairman of the Board and Chief Executive Officer.

Mr. Nord, age 54, has served as the Company’s Senior Vice President and Chief Financial Officer since September 2005. Before joining the Company, Mr. Nord spent nearly 10 years at United Technologies holding several senior leadership positions, including Vice President-Finance and Chief Financial Officer at Hamilton Sunstrand Corporation, a United Technologies company. Prior to that, Mr. Nord held roles of increasing responsibility at The Pittston Company, a publicly-held multinational corporation, and Deloitte & Touche. He earned his bachelor’s degree in Accounting from the University of Hartford.

With the appointment of Mr. Nord to the position of President and Chief Operating Officer, Mr. William R. Sperry has been named Senior Vice President and Chief Financial Officer of the Company. Mr. Sperry, age 50, has served as the Company’s Vice President, Corporate Strategy and Development since August 2008. Before joining the Company, Mr. Sperry was a Managing Director at Lehman Brothers from August 2006 to April 2008, and held various positions in the investment banking field at J.P. Morgan, including Managing Director, and its predecessor institutions from 1994 to May 2006. Prior to that, Mr. Sperry worked for approximately five years at McKinsey & Company. He earned his bachelor’s degree in Economics from Williams College and his master’s degree in Business Administration from Harvard Business School.

In connection with these appointments, Mr. Nord and Mr. Sperry received the following compensation adjustments:

(1) Mr. Nord’s base salary was increased from $488,600 to $670,000, and his annual short-term incentive award target ("STI Target") percentage was increased from 70% to 85% of his base salary. Mr. Sperry’s base salary was increased from $350,400 to $421,000, and his annual STI Target increased from 60% to 70% of his base salary.

(2) Mr. Nord and Mr. Sperry were granted 27,910 and 10,033 stock appreciation rights ("SARs"), respectively, with a base price of $76.02, representing the average of the high and low trading prices of the Company’s Class B Common Stock on the trading date immediately preceding the grant date. A SAR gives the holder the right to receive, once vested, the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the market value of a share of Class B Common Stock upon exercise. Mr. Nord and Mr. Sperry were also granted 9,607 and 3,453 restricted shares of Class B Common Stock, respectively. The grant of SARs and restricted stock to Mr. Nord and Mr. Sperry were made pursuant to the Company’s 2005 Incentive Award Plan, as amended and restated, and generally vest in one-third increments on the anniversary of the grant date.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the Company’s Press Release announcing the organizational changes discussed in Item 5.2 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

June 6, 2012	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the organizational changes described in Item 5.2 of this Current Report on Form 8-K